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                             JOINT FILING AGREEMENT


     The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of The Perkin-Elmer Corporation dated April 15, 1994 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date:  April 15, 1994              QUANTUM INDUSTRIAL PARTNERS LDC


                                   By:  /s/ Sean C. Warren
                                        ----------------------------
                                        Sean C. Warren
                                        Attorney-in-Fact


                                   QIH MANAGEMENT INVESTOR, L.P.

                                   By:  QIHMI Management, Inc.
                                        General Partner


                                        By:  /s/ Sean C. Warren
                                             -----------------------
                                             Sean C. Warren
                                             Vice President


                                   QIH MANAGEMENT, INC.


                                   By:  /s/ Sean C. Warren
                                        ----------------------------
                                        Sean C. Warren
                                        Vice President


                                   GEORGE SOROS


                                   By:  /s/ Sean C. Warren
                                        ----------------------------
                                        Sean C. Warren
                                        Attorney-in-Fact



                                   /s/ Purnendu Chatterjee
                                   ---------------------------------
                                   PURNENDU CHATTERJEE